UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2005

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

On February 17, 2005, the Board of Directors of Myriad Genetics, Inc. granted an option to Dale A. Stringfellow, Ph.D., Chairman of the Board of Directors, to purchase 15,000 shares of the Company’s common stock, $.01 par value per share, pursuant to the Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan.  The option was granted at fair market value and is immediately exercisable.  This grant was made in lieu of paying Dr. Stringfellow cash compensation that would be owed to Dr. Stringfellow for his service on the Board of Directors during 2005, as detailed in the Company’s Definitive Proxy Statement dated October 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: February 23, 2005	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer